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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent (a) to the incorporation by reference in:

        (i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan,

        (ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan,

        (iii) the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company and Post-Effective Amendment No. 1 thereto pertaining to the shelf registration of debt securities,

        (iv) the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company pertaining to the registration of $300,000,000 of debt securities,

        (v) the Registration Statement (Form S-8 No. 333-62346) pertaining to Amendment No. 1 to the Rock-Tenn Company 1993 Employee Stock Option Plan and the 2000 Incentive Stock Plan, and

        (vi) the Registration Statement (Form S-8 No. 333-104870) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of our report dated October 27, 2003; and

(b) to the use of our report dated November 17, 2003, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan filed as an Exhibit to this Annual Report (Form 10-K) for the year ended September 30, 2003.

                                Ernst & Young LLP

Atlanta, Georgia
December 16, 2003